                                                                    Exhibit 23.4

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Medtronic, Inc. for the registration of shares by Medtronic, Inc. of its common stock and to the incorporation by reference therein of our report dated July 17, 1998, with respect to the consolidated financial statements of Arterial Vascular Engineering, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP

Palo Alto, California
December 17, 1998